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                                                                       EXHIBIT E


                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 18th day of December, 1997, by and between WESTFIELD CORPORATION, INC., a Delaware corporation ("Seller"), and WESTFIELD AMERICAN INVESTMENTS PTY LIMITED (ACN 003 161 475), an Australian corporation ("Buyer").

                                    RECITALS

                  A. Seller is the owner of 2,300,000 shares (the "Shares") of the issued and outstanding shares of common stock, par value $.01 (the "Common Stock"), of Westfield America, Inc., a Missouri corporation (the "Company"). The Common Stock of the Company is listed on the New York Stock Exchange.

                  B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, Seller and Buyer hereby agree as follows:

                                    AGREEMENT

1.       SALE OF SHARES

                  Upon the terms and conditions hereinafter set forth, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Shares, including, without limitation, all of Seller's right, title and interest in any accrued and unpaid dividends relating thereto as at the date of this Agreement.

2.       PURCHASE PRICE.

                  The purchase price for the Shares shall be equal to the product of (i) 2,300,000 and (ii) the closing price of the Common Stock on the New York Stock Exchange on December 18, 1997. The Purchase Price shall be paid by Buyer to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available funds.

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3.         CLOSING.

                  Subject to the satisfaction of the conditions set forth herein, the closing ("Closing") of the sale and purchase of the Shares shall occur on December 22, 1997 ("Closing Date") at the offices of Westfield Corporation, Inc., 11601 Wilshire Blvd. Los Angeles, California. The Closing may occur on such earlier or later date as the parties may otherwise agree.


4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties, which representations and warranties are true and correct as of the date of this Agreement, and which representations and warranties shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made as of the Closing Date.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement and all other documents contemplated hereby, and to perform all of the terms, conditions and provisions thereof and hereof. The execution, delivery and performance of all documents which are to be executed and delivered by Seller have been duly authorized by all requisite action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Each of the documents to be executed by Seller and delivered to Buyer at Closing will at the time of Closing be duly executed and delivered by Seller and will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

                  (b) Seller owns, beneficially and of record, the Shares free and clear of all rights and claims of third parties and has not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered or granted a security interest in the Shares. Seller will deliver to Buyer good and valid title to the Shares, free and clear of all security interests, mortgages, liens, charges, restrictions, encumbrances and claims other than those created by Buyer.

                  (c) The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provisions of Seller's certificate of



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         incorporation or by-laws, any contract, agreement, arrangement or commitment of the Seller, any law, rule or regulation applicable to the Seller or any judgment, decree or order of any court, governmental agency or authority applicable to or binding upon Seller. No filing, consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person or entity is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Seller.

                  (d) Seller is not a foreign person within the meaning of
         Section 1445 of the Internal Revenue Code of 1986, as amended, and
         Section 1.1445-2 of the Treasury Regulations.

                  4.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer makes the following representations and warranties, which representations and warranties are true and correct as of the date of this Agreement, and which representations and warranties shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made as of the Closing Date.

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Australia and has the full power and authority to enter into this Agreement and all other documents contemplated hereby, and to perform all of the terms, conditions and provisions thereof and hereof. The execution, delivery and performance of all documents which are to be executed and delivered by Buyer have been duly authorized by all requisite action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Each of the documents to be executed by Buyer and delivered to Seller at Closing will at the time of Closing be duly executed and delivered by Buyer and will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

                  (b) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not conflict with, or result in any violation of or default under, any provision of Buyer's memorandum of association or articles of association, any contract, agreement, arrangement or commitment of Buyer, any law, rule or regulation applicable to Buyer or any judgment, decree or order of any court, governmental agency or authority applicable to or binding upon Buyer. No filing, consent, approval, order or authorization of any court, administrative agency or other governmental entity or any



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         other person or entity is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Buyer.

                  (c) Buyer has had the opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of the Shares and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense. Buyer has not been refused any information or access to any individual pursuant to any request by Buyer.

                  (d) (i) Buyer is acquiring the Shares for investment purposes, for its own account, and not with a view to, or for resale in connection with, any distribution of all or any part of the Shares. Buyer understands that the Shares have not been or will not be registered under the Securities Act of 1933 Act, as amended (the "Securities Act") or the securities laws of any State of the United States and that such securities will be subject to the restrictions on transfer set forth in the legends contained in Section (f) below.

                     (ii) Buyer has made such independent investigation of the Company as it deems to be necessary or advisable, and Buyer has been supplied with all information and data which it believes to be necessary in order to reach an informed decision as to the advisability of investing in the Shares.

                  (e) Buyer is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder.

                  (f) Buyer acknowledges and agrees that any certificates evidencing the Shares purchased pursuant to this Agreement shall be stamped or endorsed with legends in substantially the following form and shall be subject to the provisions of such legends:

                  "THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND AS SET FORTH HEREIN.


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                  "THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE
                  BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) INSIDE THE UNITED STATES TO A PERSON WHO IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (i) THE RECEIPT BY THE ISSUER OF A LETTER IN SUBSTANTIALLY THE FORM ATTACHED TO THE MALL INVESTMENT L.P. SUBSCRIPTION AGREEMENT, PURSUANT TO WHICH THIS SECURITY WAS ISSUED] (ii) UNLESS THE TRANSFER IS OF SECURITIES WITH A PURCHASE PRICE OF NOT LESS THAN US$ 250,000, THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, AND (iii) THE RECEIPT BY THE ISSUER OF SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 901, 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO THE ISSUER, ITS AFFILIATES, WESTFIELD AMERICA TRUST OR ITS AFFILIATES, AND (5) IN THE CASE OF A TRANSFER UNDER (1),(2),(3) OR (4), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTING SET FORTH IN (A) ABOVE."

         Buyer acknowledges and agrees that the Shares shall bear the following additional legends:

                  "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE



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                  INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO INDIVIDUAL MAY
                  BENEFICIALLY OWN SHARES IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT, WHICH MAY DECREASE OR INCREASE FROM TIME TO TIME, UNLESS SUCH INDIVIDUAL IS AN EXISTING HOLDER. IN GENERAL, ANY INDIVIDUAL WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN EXCESS OF THE OWNERSHIP LIMIT MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS USED IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE COMMON SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR EXCESS SHARES AND DEEMED TRANSFERRED TO A SPECIAL TRUST AS PROVIDED IN THE ARTICLES OF INCORPORATION.

                  "THIS SECURITY IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ISSUER'S ARTICLES OF INCORPORATION, AS AMENDED, LIMITING THE NUMBER OF HOLDERS OF RECORD OF THE ISSUER'S COMMON STOCK."

                  4.3 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, neither Seller nor Buyer have made, make or have authorized anyone to make on its behalf, any warranty or representation as to the Shares or the Company. The provisions of this section 4.3 shall not negate any express representations of Seller set forth in this Agreement.

                  4.4 CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by the respective parties contained in this Agreement or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the Closing.

5.       DELIVERY OF DOCUMENTS.

         5.1 DOCUMENTS TO BE EXECUTED AND DELIVERED. At the Closing, the following documents are to be executed and delivered by or on behalf of the respective parties as set forth below. To the extent that such documents are not attached to this Agreement as Exhibits, such documents shall be in form and substance reasonably satisfactory to the parties.



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         (a)      Documents to be executed and delivered by the Seller
                  ("Seller's Closing Documents"):

                    (i) The original stock certificate evidencing the Shares, duly endorsed for transfer to Buyer or accompanied by a separate duly executed stock power to Buyer.

                    (ii) All required filings with respect to the transfer of the Shares.

                    (iii) A certificate of Seller's non-foreign status in the form of Exhibit A hereto.

                    (iv) Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

         (b) Documents to be delivered by Buyer ("Buyer's Closing Documents", collectively with Seller's Closing Documents, the "Closing Documents"):

                    (i) All required filings with respect to the purchase of the Shares.

                    (ii) Any other documents required to be delivered by Buyer pursuant to any other provisions of this Agreement.

6.  CONDITIONS TO CLOSING.

         6.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. The following conditions are conditions precedent to Seller's obligation to sell the Shares, each of which may be waived in writing by Seller in its sole discretion:

                    (a)       Buyer shall have paid to Seller the Purchase
                              Price.

                    (b) Buyer shall have delivered to Seller the documents set forth in Section 5.1(b) above.

                    (c) Buyer's warranties and representations shall be true and correct in all material respects as at the time of Closing.

         6.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The following conditions are conditions precedent to Buyer's obligation to purchase the Seller's Interest, each of which may be waived in writing by Buyer in its sole discretion:



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                    (a)       Buyer shall have received from Seller the
                              documents set forth in Section 5.1(a) above.

                    (b) Seller's warranties and representations shall be true and correct in all material respects as at the time of Closing.

                    (c) Seller shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date.

         7.3 CLOSING COSTS. Seller shall pay all costs, including stock transfer stamps, relating to the transfer of the Shares to Buyer.

8.  MISCELLANEOUS.

         8.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by a recognized private courier company, or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

                  If to Seller:

                           Westfield Corporation, Inc.
                           11601 Wilshire Blvd., 12th Floor
                           Los Angeles, California 90025-1748
                           Attention:  Chief Financial Officer

                  If to Buyer:

                           Westfield American Investments Pty. Limited
                           Level 24
                           100 William Street
                           Sydney Australia  2011
                           Attention:  Company Secretary

or such other address as a party may from time to time specify in writing to the others in the manner aforesaid. Notices delivered by telecopier shall be deemed delivered upon confirmation of receipt by recipient. All other notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in the U.S. Postal Service return receipt or similar advice from the courier company. Buyer and Seller shall each have the right to change the


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address to which notices, demands, requests, or other communications hereunder shall be given to the other parties by notice of such change to the other party as set forth herein.

                  8.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.

                  8.3 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

                  8.4 INTERPRETATION. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

                  8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  8.6 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  8.7 AGREEMENT NOT TO BENEFIT THIRD PARTIES. This Agreement is made for the sole benefit of Seller and Buyer and no other person shall be deemed to have any privity of contract under this Agreement nor any right to rely on this Agreement to any extent for any purpose whatsoever, nor have any right of action of any kind on this Agreement nor be deemed to be a third party beneficiary under this Agreement.

                  8.8 COUNTERPART EXECUTION. This Agreement and any amendments to this Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

                  8.9 FURTHER ACTS. In addition to the actions set forth in this Agreement to be taken by the parties, the parties agree to take or cause to be taken all such further actions as may be reasonably necessary to consummate this transaction which is the subject of this Agreement.



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                  8.10 EXHIBITS. All references to Exhibits contained herein are references to the Exhibits attached hereto, all of which are made a part hereof.





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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written, and at the times specified below.

                                            Seller:

                                            WESTFIELD CORPORATION, INC.
                                            a Delaware corporation


Executed on December 18, 1997               By: /s/ Peter Lowy
at ______ p.m. (pst)                           ---------------------------
                                               Name:  Peter S. Lowy
                                               Title:


                                            Buyer:

                                            WESTFIELD AMERICAN
                                            INVESTMENTS PTY. LIMITED, an
                                            Australian corporation


Executed on December 18, 1997               By: /s/ Peter Lowy
at ______ p.m. (pst)                           ---------------------------
                                               Name:  Peter Lowy
                                               Title:   Attorney-in-Fact





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                                    EXHIBIT A

                        CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (Seller) is a foreign person. To inform the transferee (Buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by Westfield Corporation, Inc., a Delaware corporation ("Seller"), the undersigned hereby swears, affirms, and certifies the following on behalf of the Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.  Seller's U.S. employer I.D. number is 95-4428920; and

3.  Seller's address is: 11601 Wilshire Blvd., Los Angeles, CA  90025.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (Buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Seller.

Executed as of the __ day of December, 1997.

                                             WESTFIELD CORPORATION, INC.,
                                             a Delaware corporation



                                             By:____________________________
                                                   Name:
                                                   Title: